                                                                   Sub-Item 77C

              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                               INVESCO BOND FUND

A Joint Annual Meeting ("Meeting") of Shareholders of Invesco Bond Fund (the "Fund") was held on August 26, 2015. The Meeting was held for the following purposes:

(1). Election of Trustees by Common Shareholders.

(2). To eliminate the fundamental restriction prohibiting investments in investment companies, as reflected in the Fund's registration statement.

The results of the voting on the above matters were as follows:

                                                                 Votes    Votes
Matters                                                           For    Withheld
-------                                                        --------- ---------
(1). James T. Bunch........................................... 7,843,386 1,381,749
     Bruce L. Crockett........................................ 7,846,824 1,378,311
     Rodney F. Dammeyer....................................... 7,849,122 1,376,013
     Jack M. Fields........................................... 7,846,824 1,378,311
     Martin L. Flanagan....................................... 7,850,471 1,374,664

                                                                                    Votes
                                                                                   Abstain
                                                                                   -------
(2). To eliminate the fundamental restriction prohibiting
     investments in investment companies, as reflected in the
     Fund's registration statement............................ 7,441,788 1,648,125 135,222